Registration No.   33-53024
                                                                    33-14219
                                                                   333-34553
   As filed with the Securities and Exchange Commission on September 17, 1997

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                             SMITHFIELD FOODS, INC.
             (Exact name of registrant as specified in its charter)

               Virginia                                        52-0845861
  (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                         Identification No.)

                         999 Waterside Drive, Suite 900
                             Norfolk, Virginia 23510
                                 (757) 365-3000
                   (Address, including zip code, and telephone
                  number, including area code, or Registrant's
                          principal executive offices)

                       SMITHFIELD FOODS, INC. 401(K) PLAN
                                       and
                  SMITHFIELD FOODS, INC. 1984 STOCK OPTION PLAN
                                       and
                SMITHFIELD FOODS, INC. 1992 STOCK INCENTIVE PLAN
                           (Full titles of the plans)
                                   ----------

                            Aaron D. Trub, Secretary
                      Michael H. Cole, Assistant Secretary
                             Smithfield Foods, Inc.
                         999 Waterside Drive, Suite 900
                             Norfolk, Virginia 23510
                     (Name and address of agent for service)

                                 (757) 365-3000
          (Telephone number, including area code, of agent for service)
                                    ---------


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



                                  INTRODUCTION

         Effective September 2, 1997, Smithfield Foods, Inc., a Delaware corporation (the "Delaware Company") and the original registrant under this Registration Statement, reincorporated as a Virginia corporation (the "Company") by means of an Agreement and Plan of Merger between the Delaware Company and the Company. This Amendment to the Registration Statement is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended, in order to effectuate the adoption of the Registration Statement by the Company as the successor issuer to the Delaware Company, to the extent applicable. The Registration Statement shall hereafter be deemed to relate to that number of shares of the Company's Common Stock, $.50 value per share with attached Rights to Purchase Preferred Stock, to which the Registration Statement originally related.


                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.           Plan Information

Not required to be filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.           Registrant Information and Employee Plan
                  Annual Information

Not required to be filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The Company hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission (the "Commission"):

(a) the Company's Annual Report on Form 10-K for the fiscal year ended April 27, 1997 (File No. 0-02258);

(b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above, including the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997 and the Company's Current Reports on Form 8-K dated August 8, 1997 and September 2, 1997; and

(c) the description of the Company's Common Stock with attached Rights to Purchase Preferred Stock contained in the Company's Current Report on Form 8-K dated September 2, 1997.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act , prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities. The Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and

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



officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index following signature page.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement as amended by this Post-Effective Amendment No. 1:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

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



         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1934 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on the 28th day of August, 1997.

                                 SMITHFIELD FOODS, INC.


                                 By: /s/ Aaron D. Trub
                                    ----------------------------
                                       Aaron D. Trub
                                       Vice President, Secretary and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints Aaron D. Trub and Michael H. Cole, and each of them singly, his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and/or any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to additional securities of the same class(es) as offered in an offering of Securities pursuant to this Registration Statement, and to file the same and all exhibits thereto, and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Name:                                                Title:                                      Date:
/s/ Joseph W. Luter, III                             Chairman of the Board                       August 28, 1997
-------------------------------
Joseph W. Luter, III                                 and Chief Executive Officer

/s/ Lewis R. Little                                  President and                               August 28, 1997
------------------------------------
Lewis R. Little                                      Chief Operating Officer

/s/ Aaron D. Trub
-------------------------------------                Vice President, Secretary                   August 28,1997
Aaron D. Trub                                        and Treasurer, and Director
                                                     (Principal Financial Officer)



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



/s/ C. Larry Pope
----------------------------------                    Vice President and Controller               August 28,1997
C. Larry Pope                                        (Principal Accounting Officer)

/s/ Robert L. Burrus, Jr.                            Director                                    August 28, 1997
----------------------------------
Robert L. Burrus, Jr.

/s/ F. J. Faison, Jr.                                Director                                    August 28, 1997
----------------------------------
F. J. Faison, Jr.

                                                     Director                                    August   , 1997
----------------------------------
Joel W. Greenburg

                                                     Director                                    August   , 1997
----------------------------------
Cecil W. Gwaltney

/s/ George E. Hamilton, Jr.                          Director                                    August 28, 1997
----------------------------------
George E. Hamilton, Jr.

/s/ Richard J. Holland                               Director                                    August 28, 1997
----------------------------------
Richard J. Holland

/s/ Roger R. Kapello                                 Director                                    August 28, 1997
----------------------------------
Roger R. Kapello

/s/ H. Gordon Maxwell, III                           Director                                    August 28, 1997
----------------------------------
H. Gordon Maxwell, III


                                                     Director                                    August   , 1997
----------------------------------
Wendell H. Murphy

                                                     Director                                    August   , 1997
----------------------------------
William H. Prestage

/s/ Joseph B. Sebring                                Director                                    August 28, 1997
----------------------------------
Joseph B. Sebring


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


                                  EXHIBIT INDEX

Exhibit                    Document
Number
4.1                        Articles of Incorporation of Smithfield Foods Virginia, Inc., and amendments thereto (incorporated by reference to Exhibit 2 to the Company's Current
                           Report on Form 8-K dated September 2, 1997).

4.2                        Form of Certificate representing the Company's Common
                           Stock, par value $0.50 per share (including Rights legend)(incorporated by reference to Exhibit 6 to the Company's Current Report on Form 8-K dated September
                           2, 1997).

4.3                        By-laws of Smithfield Foods Virginia, Inc.(incorporated by reference to
                           Exhibit 3 to the Company's Current Report on Form 8-K dated September 2,
                           1997).

4.4                        Form of Certificate representing Rights (incorporated by reference to Exhibit 5 to the Company's Current Report on Form 8-K dated September 2, 1997).

4.5 Rights Agreement dated as of September 1, 1997, by and between Smithfield Foods, Inc. and First Union
                           National Bank, Charlotte, North Carolina, as Rights
                           Agent (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated September
                           2, 1997).

*5.1                       Opinion of McGuire, Woods, Battle & Boothe, L.L.P. (Reg. No. 33-53024).

*5.2                       Opinion of Hogan & Hartson (Reg. No. 33-14219).

*5.3                       Opinion of Michael H. Cole, Corporate Counsel of Smithfield Foods, Inc.
                           (Reg. No. 333-34553).

*23.1                      Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included in Exhibit
                           5.1).

*23.2                      Consent of Hogan & Hartson (included in Exhibit 5.2).

*23.3                      Consent of Michael H. Cole (included in Exhibit 5.3).

24                         Power of Attorney (see signature page).

--------------------
* Previously filed.

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